SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): May 8, 2012


                             CIRALIGHT GLOBAL, INC.
             (Exact name of registrant as specified in its charter)

          Nevada                      0-54036                   26-4549003
(State or other jurisdiction        (Commission               (IRS Employer
     of incorporation)              File Number)          Identification Number)

670 E. Parkridge, Suite 112, Corona, California                   92879
   (Address of Principal Executive Offices)                     (Zip Code)

                                 (877) 520-5005
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.133-4(c))

ITEM. 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS WITH CERTAIN OFFICERS.

     On April 24, 2012, the Company's Board of Directors elected William ("Smokey") Robinson Jr. as a Director of the Company. Smokey Robinson will serve on the Board of Directors until the next Annual Meeting of Shareholders. Smokey has been an ardent supporter of "green" products and initiatives for many years. Our Board of Directors has also nominated Smokey for re-election as a Director at our next Annual Meeting of Shareholders to be held in June 2012.

WILLIAM ("SMOKEY") ROBINSON JR., DIRECTOR

     Smokey Robinson has had a 50 year career in music.

     Once pronounced by Bob Dylan as America's "greatest living poet," acclaimed singer-songwriter Smokey Robinson's career spans over 4 decades of hits. He has received numerous awards including the Grammy Living Legend Award, NARAS
Lifetime Achievement Award, Honorary Doctorate (Howard University), Kennedy Center Honors and the National Medal of Arts Award from the President of the United States. He has also been inducted into the Rock `n' Roll Hall of Fame and the Songwriters' Hall of Fame.

     Born and raised in Detroit, Michigan, Robinson founded The Miracles while still in high school. The group was Berry Gordy's first vocal group, and it was at Robinson's suggestion that Gordy started the Motown Record dynasty. Their single of Robinson's "Shop Around" became Motown's first #1 hit on the R&B singles chart. In the years following, Robinson continued to pen hits for the group including "You've Really Got a Hold on Me," "Ooo Baby Baby," "The Tracks of My Tears," "Going to a Go-Go," "More Love," "Tears of a Clown" (co-written with Stevie Wonder), and "I Second That Emotion."

     The Miracles dominated the R&B scene throughout the 1960's and early 70's and Robinson became Vice President of Motown Records serving as in-house producer, talent scout and songwriter.

     In addition to writing hits for the Miracles, Robinson wrote and produced hits for other Motown greats including The Temptations, Mary Wells, Brenda Holloway, Marvin Gaye and others. "The Way You Do the Things You Do," "My Girl," "Get Ready," "You Beat Me to the Punch," "Don't Mess with Bill," "Ain't That Peculiar," and "My Guy" are just a few of his songwriting triumphs during those years.

     John Lennon of The Beatles made countless remarks regarding Robinson's influence on his music. The Beatles had recorded Robinson and The Miracles' "You've Really Got A Hold On Me" in 1963 and in 1982 another popular British group, The Rolling Stones covered the Robinson and the Miracles' hit "Going To A Go-Go."

     He later turned to a solo career where he continued his tradition of hitmaking with "Just to See Her," "Quiet Storm," "Cruisin'," and "Being with You," among others.

     He remained Vice President of Motown records until the sale of the company, shaping the label's success with friend and mentor Berry Gordy. Following his tenure at Motown, he continued his impressive touring career and released several successful solo albums.

     During the course of his 50-year career in music, Robinson has accumulated more than 4,000 songs to his credit and continues to thrill sold-out audiences around the world with his high tenor voice, impeccable timing, and profound sense of lyric. Never resting on his laurels, Smokey Robinson remains a beloved icon in our musical heritage.

COMPENSATORY ARRANGEMENTS

     The Company has not entered into any compensatory arrangements with Mr. Robinson at this time.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: May 10, 2012
                                       CIRALIGHT GLOBAL, INC.


                                       By: /s/ Jeffrey S. Brain
                                           -------------------------------------
                                           Jeffrey S. Brain
                                           President and Chief Executive Officer

                                       3